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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm under the captions "Summary Consolidated Financial Data", "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated March 29, 2000 (except for note 4 as to which the date is April 10, 2000), in the Registration Statement (Form S-4) and related Prospectus of Knowles Electronics Holdings, Inc. relating to its 13 1/8% Senior Subordinated Notes due 2009.

                                                        /s/ Ernst & Young LLP

Chicago, Illinois
June 21, 2000